OC-412987

Certificate Of Incorporation

I, ***JOY A. RANKINE*** *Assistant Registrar of Companies of the Cayman Islands DO HEREBY CERTIFY, pursuant to the Companies Act, that all requirements of the said Act in respect of registration were complied with by*

Celer, Inc

an Exempted Company incorporated in the Cayman Islands with Limited Liability with effect from the 15th day of August Two Thousand Twenty-Four

Given under my hand and Seal at George Town in the Island of Grand Cayman this 15th day of August Two Thousand Twenty-Four

REGISTRAR OF COMPANIES
EXEMPTED
CAYMAN ISLANDS

Assistant Registrar of Companies,
Cayman Islands.

Authorisation Code : 202670910878
www.verify.gov.ky
15 August 2024

OC-412987

Certificate of Incorporation on Change of Name

I DO HEREBY CERTIFY that

Celer, Inc

having by Special resolution dated 17th day of October Two Thousand Twenty-Four changed its name, is now incorporated under name of

White Fiber, Inc.

Given under my hand and Seal at George Town in the
Island of Grand Cayman this 18th day of October
Two Thousand Twenty-Four

REGISTRAR OF COMPANIES
EXEMPTED
CAYMAN ISLANDS

An Authorised Officer,
Registry of Companies,
Cayman Islands.

Authorisation Code : 288658025318
www.verify.gov.ky
23 October 2024

{01013847}